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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 9, 2001

                              --------------------

                                  LUBY'S, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                               001-08308                           74-1335253
       (State or other jurisdiction                 (Commission File                     (I.R.S. Employer
    of incorporation or organization)                    Number)                       Identification No.)

           2211 NORTHEAST LOOP
                SUITE 410
            SAN ANTONIO, TEXAS                                                                78265
 (Address of principal executive offices)                                                   (Zip code)


       Registrant's telephone number, including area code: (210) 654-9000


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Item 5.  Other Events

         On March 9, 2001, Luby's, Inc. ("the Company") announced that Christopher J. Pappas has been named Chief Executive Officer of the Company and that Harris J. Pappas has been named Chief Operating Officer. Both men have been elected to the Board of Directors of the Company. In addition, the Pappas brothers have agreed to purchase up to $10 million in convertible subordinated notes of the Company conditioned upon receipt of certain agreements from the Company's lenders under its existing $125 million credit facility.

         The Company entered into three year employment agreements with each of the Pappas brothers, who together beneficially own approximately 6% of the Company, and granted each of them an option to purchase 1,120,000 shares of common stock.

         Under the terms of the note purchase agreement, the Pappas brothers are entitled to name a nominee to fill the first vacancy on the Board of Directors, subject to the reasonable objection of the Board of Directors, and to nominate for election as directors at the 2002 Annual Shareholders' Meeting up to three individuals to serve as directors of the Company. The Board of Directors currently consists of 11 members, including the Pappas brothers.

         The Company announced also that it has amended its shareholder rights plan. The rights issued under the plan will now be exercisable after a person or group acquires ownership of 15% or more of the Company's common stock, or announces a tender or exchange offer, the completion of which would result in the ownership by a person or group of 15% or more of the Company's common stock. A provision also has been added to exempt from the operation of the plan the Pappas brothers' current ownership of Company common stock (and certain additional shares permitted to be acquired), which they acquired prior to March 8, 2001, or acquired or will acquire from the Company in connection with their employment with the Company and the proposed note purchase. The rights will now expire on April 16, 2004, and provisions have been added to the plan to avoid inadvertent triggering of the rights.

         The foregoing summary is subject to the full text of transaction documents and the press release with respect thereto, copies of which are attached hereto as exhibits and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

            10.1 Purchase Agreement dated March 9, 2001 by and among Luby's, Inc., Harris J. Pappas and Christopher J. Pappas.

            10.2 Employment Agreement dated March 9, 2001 between Luby's, Inc. and Christopher J. Pappas.

            10.3 Employment Agreement dated March 9, 2001 between Luby's, Inc. and Harris J. Pappas.
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            10.4  Registration Rights Agreement dated March 9, 2001 by and among
                  Luby's, Inc., Christopher J. Pappas and Harris J. Pappas.

            99.1  Press release dated March 9, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LUBY'S, INC.

                                           By: /s/ CHRISTOPHER J. PAPPAS
                                               ------------------------------
                                               Name:  Christopher J. Pappas
                                               Title: Chief Executive Officer

Dated:  March 14, 2001

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                                  EXHIBIT INDEX



    Exhibit No.                   Description
    -----------                   -----------
      10.1 Purchase Agreement dated March 9, 2001 by and among Luby's, Inc., Harris J. Pappas and Christopher J. Pappas.

      10.2        Employment Agreement dated March 9, 2001 between Luby's, Inc.
                  and Christopher J. Pappas.

      10.3        Employment Agreement dated March 9, 2001 between Luby's, Inc.
                  and Harris J. Pappas.

      10.4 Registration Rights Agreement dated March 9, 2001 by and among Luby's, Inc., Christopher J. Pappas and Harris J. Pappas.

      99.1        Press release dated March 9, 2001.